UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2014

CALDERA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54748	20-0982060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Kendall Square, Building 200, Suite 2 Cambridge, Massachusetts 02139
(Address of principal executive offices) (zip code)

(617) 294-9697
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 23, 2014, the Board of Directors of Caldera Pharmaceuticals, Inc. (the “Company”) appointed Timothy Tyson, age 61, as Interim Chief Executive Officer of the Company effective immediately. Mr. Tyson has served as the Company’s Non-executive Chairman since April 1, 2014 and will continue in this role. Mr. Tyson has served on the Company’s Board of Directors since October 2013, and will continue to serve on its Compensation and Nominations Committees.

Since 2008, Mr. Tyson has served as the Chairman of the Board of Directors of Aptuit LLC, a global, private equity owned, pharmaceutical services company, headquartered in Greenwich, CT and he served as the Chief Executive Officer of Aptuit LLC from 2008 until March 2012.  Mr. Tyson served as President and CEO of Valeant Pharmaceuticals International from 2003-2008. Prior to joining Valeant, Mr. Tyson ran multiple divisions for GlaxoSmithKline (“GSK”) and was a member of the Corporate Executive Team, reporting to the CEO. During his 14-year tenure at GSK, he was President, Global Manufacturing and Supply and ran Glaxo Dermatology and Cerenex Pharmaceuticals. Mr. Tyson was also responsible for managing all sales and marketing for GlaxoWellcome's U.S. operations, where he launched 32 new products, eight of which reached sales of greater than $1 billion. From 1980-1988, Mr. Tyson held executive positions in technical operations and R & D, at Bristol-Myers. Prior to his tenure at Bristol-Myers, he was an operations manager for Procter & Gamble. Mr. Tyson is a 1974 graduate of the United States Military Academy at West Point. While on active duty at Ft. McClellan, AL, he earned a Masters of Public Administration, in 1976, and a Masters of Business Administration, in 1979, from Jacksonville State University. In 2002, Mr. Tyson received the Bicentennial Leadership Award from the United States Military Academy at West Point and was named 2007 Alumnus of the Year at Jacksonville State University.  He was inducted into the Six Sigma Hall of Fame in 2011 and was honored in 2012 at West Point by the Thayer Hotel Room Dedication program. He was recognized as a President's Club awardee for four years at GSK and his GSK organization was recognized as Marketer of the Year for two consecutive years by MedAdNews.

There are no family relationships between Mr. Tyson and any other executive officers or directors of the Company.  Mr. Tyson was not selected as Interim Chief Executive Officer pursuant to any arrangement or understanding with any other person, and does not have any reportable transactions under Item 404(a) of Regulation S-K other than his compensation he receives for serving as the non-executive Chairman of the Board of Directors of the Company.

No new compensatory or severance arrangements were entered into in connection with Mr. Tyson's appointment as Interim Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2014	CALDERA PHARMACEUTICALS, INC.
(Registrant)

	By:	/s/Mark Korb
	Name:	Mark Korb
	Title:	Chief Financial Officer